Exhibit 5.1

manatt

manatt | phelps | phillips

August 9, 2016	Client-Matter: 48270-030

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, CA 92612

Re:                          Impac Mortgage Holdings, Inc. 2010 Omnibus Incentive Plan - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 900,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Company’s 2010 Omnibus Incentive Plan, as amended (the “2010 Plan”).  This opinion letter also relates to the preferred stock purchase rights associated with the Common Stock (the “Rights”), with respect to the Shares, to be issued pursuant to the Rights Agreement (as defined below).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  In rendering this opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein.  For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

1.                                    the Company’s Articles of Incorporation, as amended or supplemented,

2.                                    the Bylaws of the Company, as amended,

3.                                    the Rights Agreement dated September 3, 2013, as amended, between the Company and American Stock Transfer & Trust Company, LLC,

4.                                    the Registration Statement,

5.                                    the corporate actions of the Company and its shareholders that provide for the reservation of the Shares for issuance by the Company under the 2010 Plan and the filing of the Registration Statement, and

6.                                    the 2010 Plan.

One Embarcadero Center, 30th Floor, San Francisco, California  94111   Telephone:  415.291.7400  Fax:  415.291.7474

Albany | Chicago | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington, D.C.

manatt

manatt | phelps | phillips

Impac Mortgage Holdings, Inc.

August 9, 2016

We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

In rendering our opinion, we have made assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed that the Company does not in the future issue or otherwise make unavailable so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for issuance pursuant to the 2010 Plan or on exercise of options or other rights awarded under the 2010 Plan.  We have also assumed that all of the Shares issuable or eligible for issuance under the 2010 Plan following the date hereof will be issued for not less than par value.  We have not independently verified any of those assumptions.

Our opinion set forth below is limited to the Maryland General Corporation Law.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The following opinion is rendered as of the date of this letter.  We assume no obligation to update or supplement such opinion to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the respective awards granted under and governed by the 2010 Plan will be validly issued, fully paid, and nonassessable and the Rights associated with the Shares will be validly issued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP